EXHIBIT 10.2

AMERICAN BANK, N.A.

LOAN AGREEMENT

(Loan No. 89765200)

This Loan Agreement (this “Agreement”) is made and entered into to be effective as of June 7, 2024 by and between AMERICAN BANK, N.A., a national banking association ("Lender") and WHITESTONE UPTOWN TOWER, LLC, a Delaware limited liability company ("Borrower");

WHEREAS, Borrower is or will be the owner in fee of that certain parcel of land situated in Dallas County, Texas, which property is more particularly described on Exhibit A attached hereto and made a part hereof (collectively, the “Project”);

WHEREAS, Borrower has applied to Lender for a loan ("Loan") in an amount of $1,500,000.00 (the “Loan Amount”) to be secured by the Property and the improvements thereon;

WHEREAS, to evidence the Loan, Borrower has, of even date herewith, executed and delivered to Lender a Promissory Note ("Note") in the Loan Amount;

WHEREAS, as partial security for the Loan, Borrower has, of even date herewith, executed and delivered for the benefit of Lender a Deed of Trust ("Deed of Trust") covering the Project and other property described therein (collectively, the “Property”); and

NOW, THEREFORE, in connection with the Loan, and in consideration of Lender's commitment to fund proceeds of the Loan up to the Loan Amount, the parties hereby agree as follows:

1.    Lender agrees to make and advance said Loan upon, and Borrower agrees to accept the Loan in accordance with, the provisions hereof and the other documents executed and delivered by Borrower to Lender securing and/or evidencing the Loan ("Loan Documents").

2.    The Loan shall be advanced, in multiple advances, subject to the following conditions:

a.    Borrower has fully complied with all the provisions of this Agreement.

b.    The terms and conditions of the Note, Deed of Trust, and other Loan Documents have been fully complied with and there is then no existing Event of Default or event which, when coupled with the giving of notice, or passage of time, or both would be an Event of Default thereunder.

c.    The lien of the Deed of Trust is a valid first lien for the full amount of the Loan on good and indefeasible fee title to the Property and improvements thereon, free and clear of all encumbrances, except for Permitted Encumbrances (as such term is defined in the Deed of Trust).

d.    Borrower has delivered to Lender certificates of insurance as required by the Deed of Trust.

e.    Borrower has delivered to Lender a survey of the Property acceptable to Lender.

f.    Lender has received a loan policy of title insurance in the Loan Amount in a form and substance satisfactory to Lender.

i.    Borrower has approved the delivery of notices of default under the Loan Documents to Whitestone REIT Operating Partnership, L.P. (“Existing Guarantor”); provided that nothing herein determines the status of the relationship between Borrower and Existing Guarantor.

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j.    The proceeds of the loan shall be used for (the “Approved Uses”):

(i)      Legal fees of Joyce W. Linduaer, PLLC and The O’Dowd Law Firm, and as approved by the bankruptcy court in the Existing Bankruptcy (as defined below).

(ii)     Loan closing expenses approved by Lender;

(iii)    Legal expenses and fees incurred by or charged to Lender, both incurred or charged prior to and after the date hereof;

(iv)    Any other uses agreed upon between Borrower and Lender and approved by the Bankruptcy Court (defined below); and

(v)     Payoff of the existing lender on the Property.

In no event shall Borrower’s cash whether proceeds of the Loan or proceeds from the Property (collectively, the “Cash Collateral”) be used to(a) investigate, analyze, commence, prosecute, threaten, litigate, object to, or challenge in any manner or raise any defenses to, the validity, perfection, priority, extent or enforceability of (i) any and all amounts owed, debts, claims, obligations and indebtedness of any kind, including interest (including default interest), fees, costs, expenses, charges, and indemnities in connection with any amount due under the Loan, or (ii) any liens, claims, security agreements, control agreements, pledge agreements, financing statements, mortgages, schedules or other similar documents granted under the DIP Order (as defined below) or the Loan Documents, (b) assert claims, defenses, set-off, avoidance, impairment, disallowance, recharacterization, reduction, subordination (equitable, contractual or otherwise), counterclaims, recoupment, cross-claims, defenses, or any other challenges under or pursuant to the United States Bankruptcy Code or any other applicable domestic or foreign law or regulation, including Avoidance Actions, or any other causes of action against the Lender, (c) prevent, hinder or otherwise delay the Lender’s assertion, enforcement or realization of the Property in accordance with the DIP Order, (d) seek to subordinate or recharacterize the Loan or to disallow or avoid any claim, mortgage, security interest, lien or replacement lien or payment thereunder, (e) seek to modify the rights granted to the Lender, or (f) pay any amount on account of any claims arising prior to the date of filing of the Existing Bankruptcy.

k.    A final non-appealable order approving the Loan acceptable to Lender has been entered in Borrower’s existing bankruptcy case - Case No. 23-32832-mvl-11 filed in the US Bankruptcy Court for the Northen District of Texas (the “Existing Bankruptcy”).

l.    All other documents reasonably required by Lender have been delivered to Lender, and all conditions to funding the Loan have been met.

3.    Borrower (a) has previously paid to Lender a $26,000.00 non-refundable deposit for Lender’s analysis of the Loan and (b) agrees to pay to Lender either (1) a loan commitment fee in the amount of $45,000.00 and an underwriting fee in the amount of $15,000.00 on the date hereof (“Closing Fees”) or (2) at Borrower’s election, $75,000.00 at Maturity (as defined in the Note), together with, on the date hereof, the reasonable attorney’s fees and expenses of Lender’s counsel, title insurance premiums, survey costs, filing and recording fees, and any actual expenses incurred by the Lender in connection with the consummation of the transactions contemplated by this Agreement. Additionally, Borrower agrees and promises to pay to Lender (a) a “Makewhole Fee” of two percent (2.00%) of the maximum Loan amount, if applicable, in accordance with the terms of the Note, and (b) at Maturity an Undrawn Line Fee (herein so called) of four and three-quarters percent (4.75%) per annum of the unadvanced portion of the Note.

4.    Upon Borrower’s compliance with the foregoing provisions of this Agreement, and provided that Borrower is not in default under any Loan Document, and subject to all other provisions of this Agreement, Lender will advance and disburse the Loan. Interest will be computed and paid in accordance with the terms of the Note.

5.    Intentionally Omitted.

LOAN AGREEMENT WHITESTONE UPTOWN TOWER, LLC (Loan No. 89765200)	Page 2

6.    Event of Default. Each of the following shall be deemed an “Event of Default”:

a.    Borrower shall fail to pay when due any monetary obligations existing under the Note, Deed of Trust, or other Loan Documents, and such failure continues for fifteen (15) days after such amount becomes due and payable (provided that, amounts coming due as a result of a sale of the Property shall be due simultaneously with such sale and shall be settled as part of the sale closing).

b.    Any representation or warranty made or deemed made by the Borrower in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with the Loan shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

c.    Except as otherwise provided herein, Borrower or any other obligated party shall fail to perform, observe, or comply with any non-monetary covenant, agreement or term contained in this Agreement or any other Loan Document, and such failure is not cured within thirty (30) days of written notice to Borrower.

d.    Excluding the Existing Bankruptcy case, Borrower or any other obligated party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, receivership, conservatorship, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, conservator, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in such a proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing or shall be subject to any proceeding to accomplish a comparable arrangement.

e.    An involuntary proceeding shall be hereinafter commenced against the Borrower or any obligated party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, receivership, conservatorship, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, conservator, or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) days.

f.    Borrower or any obligated party shall fail to discharge within a period of thirty (30) days after the commencement thereof any judgment or any attachment, sequestration, or similar proceeding against the Property or any of its other assets or properties, unless such proceeding is being contested diligently and in good faith and adequate reserves acceptable to Lender have been established.

g.    A material adverse change in the business, condition (financial or otherwise), operations, performance, payments or prospects of the Borrower.

h.    A substantial change in any fact warranted or represented in this Agreement or in any other agreement between Borrower and Lender or in any statement, schedule, or other writing furnished in connection therewith.

i.    The acceleration of the maturity of debt of Borrower to any other person.

j.    A levy on, seizure or attachment upon the Property or any other property of Borrower.

k.    A judgment against Borrower becomes final.

l.    Any liability or agreement of third parties to Borrower or on the Property shall not be paid or performed in accordance with the terms thereof.

m.    Any financing statement regarding the Property but not related to a security interest granted by any of the Loan Documents and not favoring Lender is filed, without Lender’s consent.

n.    The sale, loss, theft, destruction, encumbrance or transfer of any Property in violation hereof or in the Loan Documents, or substantial damage to any Property.

o.    A fraudulent representation is made in the Loan Documents or in the financial information delivered to Lender in connection with the Loan.

p.    A violation of laws, regulations, or ordinances occurs relating to the Property.

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q.    Funds from the Loan or the Property are used for purposes other than the Approved Uses or are otherwise misapplied in any manner, including rents and other profits from the business associated with the Property retained by Borrower in violation of the terms of the Loan Documents, or the misuse or misappropriation of any insurance proceeds which should have been delivered to Lender.

r.    There occurs gross mismanagement, intentional waste, theft, or other misappropriation of the Property.

s.    A breach by Borrower occurs under the Final Order (I) Authorizing the Debtor to (A) Obtain Post-Petition Financing, (B) Grant Senior Secured Priming Liens and Superpriority Administrative Expense Claims, and (C) Utilize Cash Collateral; (II) Modifying the Automatic Stay; and (III) Granting Related Relief (the “DIP Order”) entered in the Existing Bankruptcy.

t.    An occurrence of any of the following:

(i)	Borrower requests authority to obtain any financing not consented to by the Lender and the proceeds are not used to immediately pay the Loan in full;

(ii)

the filing by the Borrower (or with the Borrower’s consent) of any Chapter 11 Plan or related disclosure statement that does not provide for payment in full of the Loan, unless agreed to by the Lender;

(iii)

the appointment of a Trustee in the Existing Bankruptcy or the appointment of a responsible officer or an examiner with expanded powers (powers beyond those set forth under sections 1106(a)(3) and (4) of the United States Bankruptcy Code) to operate, oversee or manage the financial affairs, the business, or reorganization of the Borrower under United States Bankruptcy Code section 1106(b);

(iv)	the dismissal of the Existing Bankruptcy;

(v)	the conversion of the Existing Bankruptcy to a Chapter 7 case;

(vi)	any material breach by the Borrower of any of the terms of the DIP Order, as applicable;

(vii)	an order is entered in the Existing Bankruptcy modifying, reversing, revoking, staying, rescinding, or vacating the DIP Order, the Loan Documents, or any portion thereof; or

(viii)	granting of relief from any stay of proceeding (including the Automatic Stay) so as to allow a third party to proceed against any asset of the Borrower.

Notwithstanding anything contained herein or in the Note, Deed of Trust, or any of the other Loan Documents to the contrary, no non-monetary default by Borrower shall be actionable by Lender unless and until Borrower receives written notice of such failure and said failure nonetheless continues for thirty (30) days after delivery of such notice.

7.    Borrower shall deliver, or cause to be delivered, to Lender the following:

a.    Within thirty (30) days after the close of each calendar quarter, company-prepared quarterly financial statements of Borrower, including balance sheets and income statements; and

b.    Within thirty (30) days after filing, and in any event no later than November 15, copies of Borrower’s annual income tax returns (including all schedules and K-1s), commencing with the tax year 2023; and

c.    Such other financial information concerning the Borrower, Guarantor, or the Property as Lender may from time to time reasonably request.

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8.    Borrower hereby represents that (i) Borrower and/or its members have contributed capital to the Property in the form of cash or Borrower contributed land (or has paid development expenses out-of-pocket) of at least fifteen percent (15%) of the said Property's appraised value (the "Capital Contribution"), and (ii) the Capital Contribution was made prior to any advance made by Lender.

9.    Except as the Existing Bankruptcy case, there is no material claim pending or threatened claim or litigation against the Property, Borrower, or any Guarantor of the Loan, or any partner, venturer, shareholder, director of Borrower, if Borrower is a partnership, joint venture or corporation.

10.    The execution and delivery of the Loan Documents will not violate or contravene in any way any instrument or agreement pursuant to which Borrower has been organized, or any indenture, agreement, or other instruction to which Borrower or its partners, venturers, shareholders, or directors is a party or which any of them or any of their respective property may be bound, or be in conflict with, result in a breach of or constitute a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any property or assets of Borrower, or any partner, venturer, shareholder, or director, as aforesaid, and no action or approval with respect thereto by any third person is required.

11.    Borrower represents and warrants that, except for U.S. Bankruptcy Court approval in the Existing Bankruptcy, no consent or approval of any regulatory body to execution, delivery, or performance of the Loan Documents is required by law.

12.    Borrower represents and warrants that, except for U.S. Bankruptcy Court approval in the Existing Bankruptcy, the execution and delivery of the Loan Documents does not contravene any law, order, decree, rule, or regulation to which any person, firm, or entity executing any such Loan Documents is subject.

13.    Borrower represents and warrants that the financial statements delivered to Lender by or on behalf of Borrower, and any partner, venturer, shareholder, or director, as aforesaid, are true and correct in all respects.

14.    TEXAS FINANCE CODE §307.052 COLLATERAL PROTECTION INSURANCE NOTICE: BORROWER IS REQUIRED TO: (i) KEEP THE PROPERTY AND IMPROVEMENTS THEREON INSURED AGAINST DAMAGE IN THE AMOUNT SPECIFIED IN THE CORRESPONDING DEED OF TRUST, (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (iii) NAME THE LENDER AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS. BORROWER MUST, IF REQUIRED BY LENDER, DELIVER TO LENDER A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS. IF BORROWER FAILS TO MEET ANY REQUIREMENT LISTED ABOVE, LENDER MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF BORROWER AT BORROWER’S EXPENSE.

15.    The terms and provisions of Article V (Usury Savings Provisions) of the Note are incorporated herein by reference and made a part of this Agreement.

16.    This Agreement is made for the sole protection and benefit of Borrower and of Lender and no other person or persons shall be deemed to have any privity of contract hereunder nor any right of action of any kind hereon.

17.    No waiver by Lender of any breach of any covenant of Borrower herein contained shall be construed as a waiver of any subsequent breach of the same or any other covenant herein contained.

18.    Lender shall at all reasonable times have access to the Property.

19.    This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns in the event said party is a corporation or other legal entity, and said party's respective heirs, executors and personal representatives in the event said party is an individual.

20.    THE PARTIES HERETO VOLUNTARILY AND KNOWINGLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY ON ANY MATTER WHATSOEVER ARISING OUT OF, IN CONNECTION WITH, OR RELATED TO ANY OF THE LOAN DOCUMENTS.

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21.    The terms and conditions of this Agreement shall be construed pursuant to and in accordance with laws of the State of Texas and all of the covenants and obligations hereunder are fully enforceable and performable in Dallas County, Texas.

22.    Provided no Event of Default then exists (nor has an event occurred which, with the giving of notice or the passage of time or both, would constitute an Event of Default) hereunder or under the, Note, Deed of Trust, or other Loan Documents, and all of the following conditions have then been met or satisfied (unless waived by Lender in writing), Borrower shall be entitled to extend the Maturity of the Note for up to two (2) additional three (3) month periods (each an “Extension Period” and collectively, the “Extension Periods”); provided, however, that all of the following conditions have then been met (unless waived by Lender in writing):

a.    Borrower has notified Lender in writing, at least one (1) day prior thereto, that it desires to extend the Maturity (an “Extension Request”);

b.    The Rate, as defined in the Note is increased by an additional three percent (3.00%) per annum during the Extension Periods.

c.    Borrower delivers complete, true, and correct financial statements, and such other financial information as reasonably requested by Lender, evidencing and representing that no material adverse change has occurred in the financial condition of Borrower and/or Guarantor;

d.    All Lender's out-of-pocket costs relating to this extension, including the preparation of documentation therefor, together with any other costs of Lender associated therewith, shall be paid by Borrower;

e.    Lender shall receive a title policy endorsement satisfactory to Lender, issued to Lender by an acceptable title company, insuring that the lien created by the Deed of Trust is a first and valid lien, subject to no new exceptions from the date hereof that would materially negatively impact the Property’s value.;

f.    Lender has received information, satisfactory to Lender in its discretion, authorizing execution, delivery and performance of any additional Loan Documents, together with certificates of existence, good standing, and other corporate or partnership certificates or documents as Lender may reasonably require to evidence Borrower's authority;

g.    Court approval has been obtained in the Existing Bankruptcy, if still in effect

h.    Borrower has satisfied all other requirements relating to the Loan as Lender may require; and

i.    The parties shall enter into an amendment to the Note or a loan modification agreement (as determined by Lender) to evidence the modified terms of the Note, together with all other related documentation that may be requested by Lender to evidence the extension.

The foregoing is known as the “Extension.”

23.    ALL AMOUNTS ADVANCED OR OTHERWISE PROVIDED FOR HEREUNDER SHALL CONSTITUTE SUPERPRIORITY ADMINISTRATIVE EXPENSE CLAIMS IN THE EXISTING BANKRUPTCY CASE WITH PRIORITY OVER ALL OTHER ADMINISTRATIVE EXPENSES, CLAIMS, EXPENSES, AND COSTS PERMITTED TO BE DESCRIBED IN, OR ENTITLED TO PRIORITY UNDER THE UNITED STATES BANKRUPTCY CODE AND ALL OTHER UNSECURED CLAIMS AGAINST BORROWER.

24.    Borrower shall indemnify, pay, defend, and hold harmless Lender (and each of its respective directors, officers, members, employees, or agents) against any loss, liability, cost or expense incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof (excepts to the extent resulting from gross negligence, willful misconduct or actual fraud of the indemnified party, as determined by a final, non-appealable judgement of a court of competent jurisdiction). Notwithstanding anything herein to the contrary, any actions under this Section 24 shall be adjudicated in the Northern District of Texas Bankruptcy Court (“Bankruptcy Court”).

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[Signature Page Follows.]

LOAN AGREEMENT WHITESTONE UPTOWN TOWER, LLC (Loan No. 89765200)	Page 7

IN WITNESS WHEREOF, this Agreement was executed to be effective as of the date first written above.

LENDER:	BORROWER:

AMERICAN BANK, N.A.,	WHITESTONE UPTOWN TOWER, LLC,
a national banking association	a Delaware limited liability company

By: PILLARSTONE CAPITAL REIT OPERATING PARTNERSHIP LP,
By:	a Delaware limited partnership,
Zane Smith, EVP, Chief Banking Officer	its Sole Member

By: PILLARSTONE CAPITAL REIT,
a Maryland Real Estate Investment Trust
its General Partner

By: /s/ Bradford D. Johnson
Bradford D. Johnson, President and CEO

LOAN AGREEMENT WHITESTONE UPTOWN TOWER, LLC (Loan No. 89765200)	Page 8

EXHIBIT A

Property Description

Fieldnotes for a 2.9763 acre tract of land out of Lot 9, Block 7/2000 of 4144 Centre Tower, an addition to the City of Dallas out of the John Grigsby Survey, Abstract No. 495, in Dallas County, Texas according to the map or plat thereof recorded in Vol. 81161, Pg. 1556 of the Deed Records of Dallas County, and being that same tract of land conveyed to Whitestone Offices LLC, as described in deed recorded under County Clerk's File No. 20080319414 of the Real Property Records of Dallas County, said 2.9763 acre tract of land being more particularly described by metes and bounds as follows:

Beginning at a 5/8 inch steel rod found in the Northwesterly line of Alcott Street, based on a 50 foot right-of-way, at a point North 23°36'00" East 203.30 feet from its intersection with the Southwesterly line of Kirby Street, based on a 50 foot right-of-way, said point being the most Southerly corner of 4144 Centre Tower Addition and the most Southerly corner of the herein described tract, said point also being the most Easterly corner of Lot 10, Block 7/2000 Central Storeguard Addition, the map or plat of same being recorded in Vol. 95146, Pg. 2656 of the said Deed Records of Dallas County and the most Easterly corner of that certain 2.21 acre tract of land conveyed to Extra Space of Texas Eleven, L.P. as described in deed recorded under County Clerk's File No. 3449198 of the said Real Property Records;

Thence, North 65°51'00" West, 464.08 feet (called North 66°03'30" West, 465.14 feet in 2.21 acre deed) with the Southwesterly line of said Lot 9 and the Northeasterly line of said Lot 10 and the said 2.21 acre tract to a 1/2 inch steel rod with cap found in the Southeasterly line of North Central Expressway, right-of-way varies, marking the most Westerly corner of the herein described tract, said point also being the most Northerly corner of the said 2.21 acre tract;

Thence, in a Northeasterly direction with the Southeasterly line of said North Central Expressway the following courses and distances:

North 28°50'30" East, 135.75 feet to an "X" in concrete set at an angle point;

North 23°42'30" East, 85.99 feet to an "X" in concrete set at a second angle point;

North 29°00'07" East, 73.90 feet to an "X" in concrete set at a third angle point; and

North 28°09'33" East, 112.70 feet to a 3/4 inch steel rod with cap set for the most Northerly corner of the herein described tract, said point being in the Northeasterly line of said Lot 9, said point also being the most Westerly corner of that certain 1.3014 acre tract of land conveyed to RAJ Hospitality, L.P., as described in deed recorded under County Clerk's File No. 1984224 of the said Real Property Records;

Thence, South 65°51'00" East, 290.02 feet (called South 66°08'41" East 289.90 feet in 1.3014 acre deed) with the Southwesterly line of the said 1.3014 acre tract and the Northeasterly line of said Lot 9 to a 5/8 inch steel rod found marking the most Easterly corner of said Lot 9 and the herein described tract, and the most Southerly corner of the said 1.3014 acre tract, said point also being in the most Westerly or Northwesterly line of Lot IA, Block 7/2000, Cityville at Fitzhugh Addition, the map or plat of same being recorded in Volume 2004025, Page 00020 of the said Deed Records of Dallas County, said point also being in the most Westerly or Northwesterly line of that certain 3.5718 acre tract of land conveyed to WRPV XI Vue FH Dallas LP, as described in deed recorded under County Clerk's File No. 201100306330 of the said Real Property Records;

Thence, South 23°42'30" West, 367.30 feet (called South 24°08' 11" East, 367.64 feet in 3.5718 acre deed) with the most Westerly or Northwesterly line of said Lot lA and the said 3.5718 acre tract and the most Easterly or Southeasterly line of said Lot 9 to a 5/8 inch steel rod with cap set at an inside ell corner, said point being the most Westerly corner of said Lot lA and the said 3.5718 acre tract;

Thence, South 65°51'00" East, 146.21 feet (called South 65°23'50" East, 146.54 feet in 3.5718 acre deed) with the most Southwesterly or Southerly line of said Lot IA and the said 3.5718 acre tract and with a Northeasterly line of said Lot 9 to a 5/8 inch steel rod with cap found in the Northwesterly line of aforesaid Alcott Street for corner;

Thence, South 23°30'45" West, 40.06 feet with the Northwesterly line of said Alcott Street to the PLACE OF BEGINNING and containing 2.9763 acres or 129,649 square feet of land, more or less.

LOAN AGREEMENT WHITESTONE UPTOWN TOWER, LLC (Loan No. 89765200)	Page 9 Exhibit A